Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) dated as of January 29, 2019 (the “Execution Date”), is made by and between Precipio, Inc. (formerly Transgenomic, Inc.), a Delaware corporation (the “Company”), with its address at 4 Science Park, New Haven, CT 06511, and Leviston Resources LLC, a Delaware limited liability company (the “Investor”) (collectively, the “Settling Parties”).

RECITALS

A.       On February 8, 2018 the Company and the Investor entered into that certain Equity Purchase Agreement (the “Equity Purchase Agreement”), pursuant to which the Investor agreed to purchase up to $8 million in shares of Common Stock (as defined in the Equity Purchase Agreement) of the Company, subject to the terms and conditions set forth therein, including, without limitation, (x) the Company’s obligation to pay a $420,000 Commitment Fee (as defined in the Equity Purchase Agreement) in installments in shares of Common Stock (with the Initial Commitment Shares (as defined the Equity Purchase Agreement) having been delivered to the Investor on or about the date of the Equity Purchase Agreement) (the “Commitment Fee Obligation”), (y) the Company’s obligation pursuant to Section 5(d) of the Equity Purchase Agreement to pay to the Investor the Black-Scholes value (in warrants, Common Stock or cash, at the option of the Investor) of any warrants to purchase Common Stock issued in any offering (each, a “MFN Subsequent Offering”) occurring during the MFN Period (as defined in the Equity Purchase Agreement) (collectively, the “Warrant Obligations”) and (z) certain other provisions, which entitled the Company to pay additional amounts in cash to the Investor in connection with certain breaches or defaults occurring on or prior to the date hereof under the Equity Purchase Agreement (the “Damage Obligations”).

B.       In satisfaction of the Commitment Fee Obligation, Warrant Obligations and the Damage Obligations (the “Obligations”), at the Closing (as defined below), the Investor desires to accept, and the Company desires to issue, upon the terms and conditions stated in this Settlement Agreement, a convertible note in the amount of $700,000 in the form attached hereto as Annexure A (the “Convertible Note”).

C. The convertible Note shall be repayable by the Company in fourteen (14) equal monthly installments of $50,000 each, commencing on the earlier to occur of (x) the six month anniversary of the date hereof and (y) the last day of the calendar month upon which the Registration Statement (as defined in the Convertible Note) is declared effective by the SEC or, in full, upon the closing of a Qualified Offering (the “Maturity Date”), or such earlier date as the Convertible Note is required or permitted to be repaid as provided pursuant to the terms thereunder.

D. On the date hereof and upon the issuance of the Convertible Note to the Investor in accordance herewith, and the satisfaction of certain conditions set forth herein, at the Closing (as defined below), the parties hereto desire to terminate the Equity Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.                   SETTLEMENT; RELEASE; ISSUANCE OF CONVERTIBLE NOTES AND REGISTRATION

(a)                Settlement; Release; Issuance of Convertible Note. In exchange for execution and delivery by the Investor of a release, in the form attached hereto as Annexure B (the “Investor Release”) and the Termination (as defined below), at the Closing the Company shall (i) duly execute and deliver to the Investor a release, in the form attached hereto as Annexure C (the “Company Release”, and together with the Investor Release, collectively, the “Release”) and (ii) deliver to the Investor a Convertible Note, in each case, duly executed on behalf of the Company (collectively, the “Settlement”).

(b)                Termination of Equity Purchase Agreement. At the Closing, the Equity Purchase Agreement shall automatically terminate and have no further force (the “Termination”).

(c)                Leak-Out Agreement. During the period commencing on the Closing Date and ending on the date the Investor no longer beneficially owns any shares of Common Stock issuable upon conversion of the Convertible Note (the “Securities”) in accordance with the terms thereof, the Investor shall not sell, on any given Trading Day, more than the greater of (i) $10,000 of Common Stock (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof) or (ii) 10% of the daily average composite trading volume of the Company’s common stock as reported by Bloomberg, LP (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof) for such Trading Day.

(d)                Registration for Resale. The Company shall file a registration statement covering the resale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”) within ten (10) Trading Days (as defined in the Convertible Note) from the date of this Agreement. The Registration Statement filed shall be on Form S-3 or Form S-1, at the option of the Company. The Company shall use its best efforts to cause the Registration Statement to be declared effective within 45 days of filing.

2.                   REPRESENTATIONS AND WARRANTIS OF THE COMPANY

The Company hereby represents and warrants as follows:

(a)                Authority, Etc. The execution and delivery by the Company of this Settlement Agreement, the Release and the Convertible Note (collectively the “Transaction Documents”) and the Company’s performance of the Transaction Documents (i) are within the Company’s powers, (ii) have been duly authorized by all necessary action on the part of the Company, (iii) require no authorization or action by or in respect of, or filing with, any governmental body, agency or official or any shareholder or creditor of the Company other than the filing of a listing of additional shares application with the Nasdaq Stock Market LLC, (iv) do not contravene, or constitute a default under, any provision of (A) any applicable laws, (B) the Certificate of Incorporation of the Company and its Bylaws, (C) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company.

(b)                Enforceability of Obligations. The Transaction Documents has been duly executed and delivered by the Company. Each of the Transaction Documents, constitutes the valid and legally binding agreement of the Company, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).

(c)                Issuance of Convertible Notes and underlying Securities: The issuance of the Convertible Notes and the underlying Securities is duly authorized and upon issuance in accordance with the terms of Transaction Documents, shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. Upon issuance or conversion in accordance with the terms of the Convertible Notes, the Securities, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Investor in the this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

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(d)                Acknowledgment Regarding the Investor’s Acquisition of Securities: The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length acquiror with respect to the Convertible Notes and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an “affiliate” (as defined in Rule 144) of the Company (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)).

(e)                Transfer or Resale: Except as provided in Section 1(d) of this Agreement, the Investor acknowledges that the Convertible Notes and the Securities have not been registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, ii) the Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) the Investor provides the Company with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”). Any sale of the securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Investor effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement.

3.                   REPRESENTATIONS AND WARRANTIS OF THE INVESTOR

The Investor hereby represents and warrants as follows:

(a)                Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)                Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)                Reliance on Exemptions. The Investor understands and acknowledges that the Convertible Notes and the Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investors compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Convertible Notes and the Securities.

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4.                   TRANSFER AGENT INSTRUCTIONS; LEGEND

(a)                Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to the Investor (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Investor or its respective nominee(s), for the Securities in such amounts as specified from time to time by the Investor to the Company upon conversion of the Convertible Note. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4 will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable. If the Investor effects a sale, assignment or transfer of the securities, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Investor to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to the Investor, assignee or transferee (as the case may be) without any restrictive legend.

(b)                Legends. The Investors acknowledges that the Securities have been issued, or will be issued in the case of the Conversion Shares, pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c)                Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in above or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that the Investor provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Investor’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Investor provides the Company with an opinion of counsel to the Investor, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (as defined in the Convertible Note) following the delivery by the Investor to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities together with any other deliveries from the Investor as may be required either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which the Investor shall be entitled to the Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Investor, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Investor or its designee (the date by which such credit is so required to be made to the balance account of the Investor’s or the Investor’s designee with DTC or such certificate is required to be delivered to the Investor pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such shares of Common Stock are actually delivered without restrictive legend to the Investor or the Investor’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

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5.             EFFECTIVNESS.

This Settlement Agreement shall be effective as of the date first written above upon the execution and delivery of this Settlement Agreement by the Company and the Investor.

6.             TERMINATION.

In the event that the Closing shall not have occurred with respect to the Investor within five (5) days of the date hereof, then the Investor shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of the Investor to any other party; provided, however, the right to terminate this Agreement under this Section 6 shall not be available to the Investor if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Investor’s breach of this Agreement. Nothing contained in this Section 6 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.             MISCELLANEOUS.

(a)                Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Investor from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Investor or to enforce a judgment or other court ruling in favor of the Investor. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

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(b)                Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)                Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)                Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)                Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor and the Company with respect to the subject matter hereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Investor may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 7(e) shall be binding on the Investor.

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(f)                 Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Precipio, Inc.
4 Science Park
New Haven, Connecticut 06511
Attention: Ilan Danieli
Email: idanieli@precipiodx.com

If to the Transfer Agent:

Wells Fargo Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

If to the Investor, to:

Leviston Resources LLC
708 Third Avenue
6th Floor
New York, New York 10017
Attention: Michael Vinokur
E-Mail: levistonresources@gmail.com

with a copy (for informational purposes only) to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone: (212) 808-7540
Facsimile: (212) 808-7897
Attention: Michael A. Adelstein, Esq.
E-mail: madelstein@kelleydrye.com

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(g)                Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Convertible Note. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including, without limitation, by way of a Fundamental Transaction (as defined in the Convertible Note) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Convertible Note). The Investor may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be the Investor hereunder with respect to such assigned rights.

(h)               Additional Settlements. The Company hereby represents and warrants as of the date hereof and covenants and agrees that, save for the conversion price, none of the terms of the convertible note dated January 15, 2019 issued to Crede Capital Group LLC (as amended, modified or exchanged from time to time or any outstanding obligations, directly or indirectly, related thereto) (each an “Additional Settlement Document”), is or will be more favorable to Crede Capital Group LLC than those of the Investor and the Transaction Documents. If, and whenever on or after the date hereof, the Company enters into an Additional Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of the applicable Transaction Document(s) shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in the applicable Transaction Document(s) shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 7(h) shall apply similarly and equally to each Additional Settlement Document.

[signature pages follow]

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

PRECIPIO, INC.

By:	S/Ilan Danieli
Name: Ilan Danieli
Title: CEO

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:

Leviston Resources LLC

By:	S/Michael Vinokur
Name: Michael Vinokur
Title: VP of Finance